SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2013
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	333-166225	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2013, Customers Bancorp, Inc. (the “Company”) entered into a definitive Amendment No. 3 (the “Third Amendment”) to that certain Stock Purchase Agreement, dated as of June 20, 2012, as amended by those certain Amendment to Stock Purchase Agreement, dated as of December 18, 2012 and Amendment No. 2 to Stock Purchase Agreement dated as of January 30, 2013 (collectively, the “Agreement”), by and among the Company, Acacia Life Insurance Company (“Acacia”) and Ameritas Life Insurance Corp. (together with Acacia, “Sellers”).

The Third Amendment served to revise from February 28, 2013 to March 31, 2013 the date at which, if the acquisition of Acacia Federal Savings Bank pursuant to the Agreement has not closed, either the Company or Sellers may terminate the Agreement.

The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the complete text of the Third Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Amendment No. 3 to Stock Purchase Agreement, dated as of February 28, 2013, by and among the Company, Acacia Life Insurance Company and Ameritas Life Insurance Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ James D. Hogan
Name: James D. Hogan
Title: Chief Financial Officer

Date:           March 4, 2013

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Amendment No. 3 to Stock Purchase Agreement, dated as of February 28, 2013, by and among the Company, Acacia Life Insurance Company and Ameritas Life Insurance Corp.